UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 13, 2011

(Date of earliest event reported)

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

MF Global Holdings Ltd. (the “Company”) today announced that all defendants and lead plaintiffs reached a preliminary agreement to settle a securities class action lawsuit, which was brought on behalf of purchasers of Company common stock between the date of the Company’s July 2007 initial public offering and February 28, 2008. The lawsuit was filed in response to an unauthorized trading incident involving an MF Global employee on February 26, 2008, and the Company has previously disclosed details of the suit in its public filings. The preliminary agreement is subject to various customary conditions, including preliminary approval by the United States District Court for the Southern District of New York, notice to class members, class member opt-out thresholds, a final hearing, and final approval by the District Court.

Without admitting liability, the defendants have agreed to a $90 million settlement with the plaintiffs, of which Company will contribute $2.5 million.

A copy of the press release referenced in this Item 8.01 is attached as Exhibit 99.1 hereto and is incorporated by reference herein. The information contained in this Item 8.01, including the press release, is hereby furnished, but not filed, under this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibit 99.1: Press Release, dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: January 20, 2011	By:	/s/ Laurie R. Ferber
Laurie R. Ferber General Counsel